UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2013

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Sidney Street Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 299-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 26, 2013, the compensation committee (the “Compensation Committee”) of AVEO Pharmaceuticals, Inc. (the “Company”), in light of the recent restructuring of the Company, approved the grant of retention cash incentive and equity awards to its employees as a retention incentive (the “2013 Retention Grant”). The equity awards were made under the Company’s Amended and Restated 2010 Stock Incentive Plan (the “2010 Incentive Plan”). Included in the 2013 Retention Grant were retention cash incentive and equity awards to certain of the Company’s named executive officers, other than the Company’s Chief Executive Officer, Tuan Ha-Ngoc, as set forth below:

Name	Cash Incentive Award Granted in the 2013 Retention Grant(1)	Number of Shares of Common Stock Underlying Time-Based Options Granted in the 2013 Retention Grant(2)	Number of Shares of Milestone- Based Restricted Stock Granted in the 2013 Retention Grant(3)
David Johnston	$70,179	120,000	40,000
William Slichenmyer	$77,971	120,000	40,000
Michael Bailey	$70,216	120,000	40,000

(1)	These cash payments are to be made on October 1, 2014, provided that the applicable executive officer continues to be employed by the Company on such date.
(2)	These options vest and become exercisable over a period of two years, with 40% becoming exercisable on July 1, 2014 and the remaining 60% becoming exercisable on July 1, 2015, provided that the applicable executive officer continues to be employed by the Company as of the applicable vesting date.
(3)	The shares underlying such awards are subject to a right of repurchase by the Company under specified circumstances, including upon the cessation of employment, which repurchase right lapses based upon the achievement of certain strategic performance objectives, as determined by the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.

By:	/s/ Tuan Ha-Ngoc
Name:	Tuan Ha-Ngoc
Title:	Chief Executive Officer

Date: June 26, 2013